UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 20, 2016

(Date of earliest event reported)

Woodward, Inc.

(Exact name of registrant as specified in its charter)

DE	000-8408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 East Drake Road, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

970-482-5811

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 20, 2016, Woodward, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). The stockholders considered three proposals, each of which is described more fully in the Company’s proxy statement for the 2015 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2015 Annual Meeting.

Proposal 1. Election of three directors for a three-year term to hold office until the Company’s 2018 Annual Meeting to be held in or about January 2019:

	For	Against	Abstain	Broker Non-Votes
John D. Cohn	49,539,391	1,456,188	223,108	7,350,019
James R. Rulseh	49,646,901	1,410,961	160,825	7,350,019
Gregg C. Sengstack	50,015,359	945,620	257,709	7,350,018

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2016:

For	57,475,654
Against	866,197
Abstain	226,855

Proposal 3. Advisory resolution regarding the compensation of the Company’s named executive officers:

For	48,886,961
Against	1,931,216
Abstain	400,504
Broker Non-Votes	7,350,025

As previously reported, pursuant to an advisory resolution based on a vote held at the Company’s 2010 Annual Meeting of Stockholders, stockholders representing more than a majority of the votes cast recommended that the Company hold votes on future advisory resolutions on executive compensation on an annual basis. In light of these voting results and other factors, the Board of Directors of the Company has elected to include in the Company’s proxy materials a non-binding advisory resolution on executive compensation on an annual basis unless and until it determines otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2016	WOODWARD, INC.

	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer